Exhibit 5.7

CONSENT OF DONALD S. BUBAR

In connection with the annual information form of Avalon Rare Metals Inc. (the “Company”) dated November 28, 2013 (the “AIF”), the Company’s management discussion and analysis of financial statements for the year ended August 31, 2012 (the “Annual MD&A”) and the Company’s management discussion and analysis of financial statements for the period ended May 31, 2013 (the “May MD&A”), which included references to my name and technical information related to the Nechalacho Project and other properties and projects included in such documents, the undersigned hereby consents to (i) the reference of the undersigned’s name in the AIF, the MD&A, and the May MD&A and (ii) the use of information attributed to me in the AIF, the Annual MD&A and the May MD&A which are included in or incorporated by reference into the Registration Statement on Form F-10 originally filed by the Company with the United States Securities and Exchange Commission on August 21, 2013 and any amendments thereto and into the prospectus included therein.

/s/ Donald S. Bubar____ Donald S. Bubar, P. Geo.

Date: September 10, 2013